Filed Pursuant to Rule 433
Registration No. 333-158385
August 3, 2010
FREE WRITING PROSPECTUS (“FWP”)
 (To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
Product Supplement dated April 9, 2009, and
Underlying Supplement No. 2 dated January 11, 2010)

HSBC USA Inc.
Buffered Accelerated Market Participation
SecuritiesTM (“AMPS”)

}	AMPSTM linked to an equally weighted basket consisting of the iShares® MSCI Canada Index Fund, the iShares® MSCI Australia Index Fund and the iShares® MSCI Brazil Index Fund

}	18-month maturity

}	2x exposure to any positive return in the reference asset, subject to a maximum return of 19%

}	Protection from the first 10% of any losses in the reference asset

The Buffered Accelerated Market Participation SecuritiesTM (“AMPS” or, each a “security” and collectively the “securities") offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.  The AMPS will not be listed on any U.S. securities exchange or automated quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement, product supplement or underlying supplement no. 2. Any representation to the contrary is a criminal offense.  We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities.  HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors.  In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-19 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page PS-4 of the accompanying product supplement, page S-3 of the accompanying prospectus supplement and page US2-1 of the accompanying underlying supplement no. 2.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per security / Total	$1,000 /

1HSBC USA Inc. or one of our affiliates may pay varying discounts and commissions of up to 1.00% per $1,000 Principal Amount of securities in connection with the distribution of the securities.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-19 of this free writing prospectus.

HSBC USA Inc.

Buffered Accelerated Market Participation SecuritiesTM (AMPS)
Linked to a basket of consisting of EWC, EWA and EWZ

This FWP relates to a single offering of AMPSTM by HSBC USA Inc. linked to the performance the Reference Asset as indicated below.

Reference Asset	Reference Asset Components	Maximum Cap	CUSIP
EWC/EWA/EWZ Basket	iShares® MSCI Canada Index Fund iShares® MSCI Australia Index Fund iShares® MSCI Brazil Index Fund	19.00%	4042K03J2

Indicative Terms*

Principal Amount	$1,000 per security
Term	18 months
Upside Participation Rate	200% (2x) exposure to any positive Reference Return, subject to the Maximum Cap
Buffer Value	-10%
Payment at Maturity per security
If the underlying Reference Return is greater than zero, you will receive the lesser of:
a) $1,000 + ($1,000 × Reference Return ×  Upside Participation Rate)
b) $1,000 + ($1,000 × Maximum Cap)

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Value:
$1,000 (zero return)

If the Reference Return is less than the Buffer Value:
$1,000 + [$1,000 × (Reference Return + 10%)]
For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount. If the Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

Reference Return	Final Value –Initial Value Initial Value
Initial Value	See page FWP-4
Final Value	See page FWP-4
Pricing Date†	[August , 2010]
Trade Date†	[August , 2010]
Original Issue Date†	[August , 2010]
Maturity Date†	[February , 2012]

* As more fully described beginning on page FWP-4.
† The Pricing Date, Trade Date, Original Issue Date and Maturity Date will be determined on the Pricing Date.

The AMPSTM

For investors who believe the Reference Asset will appreciate over the term of the AMPS, the AMPS provide an opportunity for accelerated returns (subject to the Maximum Cap). If the Reference Return is below the Buffer Value, then the AMPS provide 1:1 exposure to any potential decline in the Reference Asset beyond -10%.

If the Reference Asset appreciates over the term of the securities, you will realize 200% (2x) of the Reference Asset appreciation up to the Maximum Cap.  Should the Reference Asset decline, you will lose 1% of your investment for every 1% decline in the Reference Asset beyond the -10% Buffer Value.

The offering period for the AMPS is through [August , 2010]†

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Payoff Example The table at right shows the hypothetical payout profile of an investment in the securities reflecting the 200% (2x) Upside Participation Rate and the 19.00% Maximum Cap.

Information about the Reference Asset

The following graph illustrates the hypothetical weekly historical performance of the EWC/EWA/EWZ Basket from August 5, 2005 through July 30, 2010 based on information from Bloomberg Professional® service, if the level of the Basket was made to equal 100 on August 5, 2005.  The hypothetical historical performance reflects the performance the Basket would have exhibited based on (i) the actual historical performance of the Reference Asset Components and (ii) the assumption that no Potential Adjustment Event occurred from August 5, 2005 through July 30, 2010 for any Reference Asset Component.  Neither the hypothetical historical performance of the Basket nor the actual historical performance of the Reference Asset Components should be taken as indications of future performance.
We cannot give you assurance that the performance of the Basket will result in the return of your initial investment.  You may lose up to 90% of your investment.

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HSBC USA Inc. Buffered Accelerated Market Participation SecuritiesTM (AMPS)

Linked to an equally weighted basket consisting of the iShares® MSCI Canada Index Fund, the iShares® MSCI Australia Index Fund and the iShares® MSCI Brazil Index Fund

All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered Accelerated Market Participation Securities. The offering of securities will have the respective terms described in this free writing prospectus and the accompanying underlying supplement no. 2, product supplement, prospectus supplement and prospectus.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying underlying supplement no. 2, product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should be willing to forgo interest and dividend payments during the term of the securities and, if the Reference Return is negative, lose up to 90% of your principal.

This free writing prospectus relates to a single of securities linked to the performance of an equally weighted basket (the “Reference Asset”). The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below.  The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.

Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†

Principal Amount:	$1,000 per security

Reference Asset:	The underlying basket consisting of three index funds (each, a “Reference Asset Component”), as indicated below

Reference Asset	Reference Asset Components	Upside Participation Rate	Maximum Cap	CUSIP/ISIN
EWC/EWA/EWZ Basket:	iShares® MSCI Canada Index Fund iShares® MSCI Australia Index Fund iShares® MSCI Brazil Index Fund	200%	19.00%	4042K03J2 /

Trade Date:*	[August , 2010]

Pricing Date:*	[August , 2010]

Original Issue Date:*	[August , 2010]

Final Valuation Date:*	[February , 2012]. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement no. 2.

Maturity Date:*
3 business days after the Final Valuation Date, which is expected to be [February     , 2012].  The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement no. 2.

Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.

Component Weighting:	Each Reference Asset Component will have a weight in its respective basket equal to 33.33%.

Final Settlement Value:
If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate)
(b) $1,000 + ($1,000 × Maximum Cap)

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%)]

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Value.  For example, because the buffer protects the first 10% of loss, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount.  If the Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

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Reference Return:	The quotient, expressed as a percentage, calculated as follows:

Final Value –Initial Value Initial Value

Buffer Value:	-10%

Initial Value:	Set equal to 100 on the Pricing Date.

Final Value:	The respective Official Closing Value on the Final Valuation Date.

Closing Value:
On any scheduled trading day, the Reference Asset Closing Value will be calculated as follows:
100 × [1 + (sum of the Reference Asset Component Return multiplied by the respective Component Weighting for each Reference Asset Component)]
Each of the Reference Asset Component Returns set forth in the formula above refers to the return for the Reference Asset Component, which reflects the performance of the Reference Asset Component, expressed as the percentage change from the Initial Price of that Reference Asset Component to the Final Price of that Reference Asset Component.

Initial Price:	With respect to each Reference Asset Component, the Official Closing Price (as defined below) of the respect Reference Asset Component as determined by the calculation agent on the Pricing Date.

Final Price:
With respect to each Reference Asset Component, the Official Closing Price of the respective Reference Asset Component on the Final Valuation Date, adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 2.

Official Closing Price:
With respect to each Reference Asset Component, the Official Closing Price on any scheduled trading day as determined by the calculation agent based upon the value displayed on the relevant Bloomberg Professional® service page (with respect to the EWC,”‘EWC <Equity>”, with respect to the EWA, “EWA <Equity>” and with respect to the EWZ,  “EWZ <Equity>”) or, for each Reference Asset Component, any successor page on Bloomberg Professional® service or any successor service, as applicable.

Form of securities:	Book-Entry

Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.
* The Trade Date, Pricing Date, Original Issue Date, Final Valuation Date and Maturity Date will be determined on the Pricing Date.

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GENERAL

This free writing prospectus relates to a single security offering  linked to the Reference Asset identified on the cover page.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset.  We reserve the right to withdraw, cancel or modify the offering and to reject orders in whole or in part.  Although the offering of securities relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such Reference Asset or any component security included in such Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009 and the underlying supplement no. 2 dated January 11, 2010.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Buffered Accelerated Market Participation Securities. If the terms of the securities offered hereby are inconsistent with those described in the accompanying underlying supplement no. 2, product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page US2-1 of the underlying supplement no. 2, page PS-4 of the product supplement and page S-3 of the prospectus supplement as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and an underlying supplement no. 2) with the US Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement, product supplement and underlying supplement no. 2 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 2 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410001371/v171070_424b2.htm

}	The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a)	$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

(b)	$1,000 + ($1,000 × Maximum Cap)

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%)]

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Value.  For example, because the buffer protects the first 10% loss, if the Reference Return is -30%, you will

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suffer a 20% loss and receive 80% of the Principal Amount.  You should be aware that if the Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

Interest

The securities will not pay periodic interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Issuer

With respect to each Reference Asset Component, iShares, Inc. is the reference issuer.

INVESTOR SUITABILITY

The securities may be suitable for you if:

} You seek an investment with an enhanced return linked to the potential positive performance of the Reference Asset and you believe the value of such Reference Asset will increase over the term of the securities.

} You are willing to invest in the securities based on the Maximum Cap indicated herein, which may limit your return at maturity.

} You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is less than -10%.

} You are willing to forego dividends or other distributions paid to holders of stocks comprising the Reference Asset Components, or the Reference Asset Components themselves.

} You do not seek current income from your investment.

} You do not seek an investment for which there is an active secondary market.

} You are willing to hold the securities to maturity.

} You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

The securities may not be suitable for you if:

} You believe the Reference Return will be negative on the Final Valuation Date or that the Reference Return will not be sufficiently positive to provide you with your desired return.

} You are unwilling to invest in the securities based on the Maximum Cap indicated herein, which may limit your return at maturity.

} You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below -10%.

} You seek an investment that is 100% principal protected.

} You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

} You prefer to receive the dividends or other distributions paid to holders of stocks comprising the Reference Asset Components, or the Reference Asset Components themselves.

} You seek current income from your investment.

} You seek an investment for which there will be an active secondary market.

} You are unable or unwilling to hold the securities to maturity.

} You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement, page PS-4 of the accompanying product supplement and page US2-1 of underlying supplement no. 2.  Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset Components or the Reference Asset Components themselves.  You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement no. 2, product supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying underlying supplement no. 2, the accompanying product supplement and the accompanying prospectus supplement, including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;

}	“— Additional Risks Relating to Certain Notes with More than One Instrument Comprising the Reference Asset” in the prospectus supplement;

}	“— Additional Risks Relating to Notes Linked to the Performance of Exchange-Traded Funds” in the product supplement;

}	“— The Notes Will Not Be Adjusted For Changes in Exchange Rates” in underlying supplement no. 2 with regard to all Reference Asset Components;

}	“— Risks Associated with Foreign Securities Markets” in underlying supplement no. 2 with regard to all Reference Asset Components; and

}	“— There are Risks Associated with Emerging Markets” in underlying supplement no. 2 with regards to EWZ.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to the decline in the Final Value from the Initial Value beyond the Buffer Value of -10%.  Accordingly, if the Reference Return is less than -10%, your Payment at Maturity will be less than the Principal Amount of your securities.  You may lose up to 90% of your investment at maturity if the Reference Return is negative.

The appreciation on the securities is limited by the Maximum Cap.

You will not participate in any appreciation in the value of the Reference Asset (as magnified by the Upside Participation Rate) beyond the Maximum Cap of 19.00%.  You will not receive a return on the securities greater than the Maximum Cap.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party.  As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law.  Any payment to be made on the securities, including any principal protection at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive periodic interest payments.

No interest or dividend payments or voting rights.

As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the stocks comprising the Reference Asset Components or the Reference Asset Components themselves would have.

Changes in the prices of the Reference Asset Components may offset each other.

Movements in the prices of the Reference Asset Components may not correlate with each other. At a time when the price of one of the Reference Asset Components increases, the prices of the other Reference Asset Components may not increase as much or may even

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decline. Therefore, in calculating the Final Value and therefore the Reference Return and Final Settlement Value, increases in the price of one or more of the Reference Asset Components may be moderated, or more than offset, by lesser increases or declines in the prices of the other Reference Asset Components.

There is limited anti-dilution protection.

For certain events affecting shares of a Reference Asset Component, such as stock splits or extraordinary dividends the calculation agent may make adjustments to the relevant Final Price on the Final Valuation Date which may affect your Final Settlement Value. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of the relevant Reference Asset Component. If an event occurs that does not require the calculation agent to adjust the amount of the shares of the relevant Reference Asset Component, the market price of the securities and the Final Settlement Value may be materially and adversely affected.

The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the Reference Asset relative to its Initial Value.  We cannot predict the Final Value of the Reference Asset on the Final Valuation Date.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events.  You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset to which your securities are linked or return on the securities.  With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in securities for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of securities to $1,000.  The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals.  The following table and examples reflect the following:

}	Principal Amount:	$1,000

}	Upside Participation Rate:	200%

}	Maximum Cap:	19.00%

Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Security
100.00%	$1,190.00	19.00%
80.00%	$1,190.00	19.00%
60.00%	$1,190.00	19.00%
40.00%	$1,190.00	19.00%
20.00%	$1,190.00	19.00%
15.00%	$1,190.00	19.00%
10.00%	$1,190.00	19.00%
9. 50%	$1,190.00	19.00%
5.00%	$1,100.00	10.00%
2.00%	$1,040.00	4.00%
1.00%	$1,020.00	2.00%
0.00%	$1,000.00	0.00%
-1.00%	$1,000.00	0.00%
-2.00%	$1,000.00	0.00%
-5.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%
-15.00%	$950.00	-5.00%
-20.00%	$900.00	-10.00%
-30.00%	$800.00	-20.00%
-40.00%	$700.00	-30.00%
-60.00%	$500.00	-50.00%
-80.00%	$300.00	-70.00%
-100.00%	$100.00	-90.00%

The following examples indicate how the final settlement value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The Reference Return is 3.00%.

Reference Return:	3.00%
Final Settlement Value:	$1,060.00

Because the Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is less than the Maximum Cap, the Final Settlement Value would be $1,060.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

= $1,000 + ($1,000 × 3.00% × 200%)

= $1,060.00

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Example 1 shows that you will receive the return of your principal investment plus a return equal to the Reference Return multiplied by 200% when such Reference Return is positive and if such amount is equal to or less than the Maximum Cap.

Example 2: The Reference Return is 10.00%.

Reference Return:	10.00%
Final Settlement Value:	$1,190.00

Because the Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is greater than the Maximum Cap, the Final Settlement Value would be $1,190.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + ($1,000 × Maximum Cap)

= $1,000 + ($1,000 × 19.00%)

= $1,190.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Maximum Cap when the Reference Return is positive and if such Reference Return multiplied by 200% exceeds the Maximum Cap.

Example 3: The Reference Return is -5.00%.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Because the Reference Return is less than zero but greater than the Buffer Value, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of securities (a zero return).

Example 4: The Reference Return is -30%.

Reference Return:	-30.00%
Final Settlement Value:	$800.00

Here, the Reference Return is -30.00%.  Because the Reference Return is less than the Buffer Value of -10%, the Final Settlement Value would be $800.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + [$1,000 × (Reference Return + 10%)]

= $1,000 + [$1,000 × (-30.00% + 10%)]

= $800.00

Example 4 shows that you are exposed on a 1-to-1 basis to declines in the value of the Reference Asset beyond the Buffer Amount of -10%.  YOU MAY LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

FWP-11

INFORMATION RELATING TO THE REFERENCE ASSET

The iShares® MSCI Australia Index Fund

We have derived all information contained in this free writing prospectus regarding the EWA, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  Such information reflects the policies of, and is subject to change by, iShares® Inc. (“iShares”).  We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.  Such information reflects the policies of, and is subject to change by, iShares, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”).  The EWA is an investment portfolio maintained and managed by iShares® Trust.  BFA is currently the investment adviser to the EWA.  The EWA is an exchange traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “EWA.”

Information provided to or filed with the SEC by iShares pursuant to the Securities Act of 1933, as amended, (the “Securities Act”) and the Investment Company Act of 1940 (the “Investment Company Act”) can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at www.sec.gov.  Information from outside sources is not incorporated by reference in, and should not be considered a part of, this free writing prospectus or any accompanying prospectus.  We make no representation or warranty as to the accuracy or completeness of such information.

The MSCI Australia Index, which is the underlying index of EWA (“EWA Underlying Index”) is calculated by or on behalf of MSCI Inc. (“MSCI”).  MSCI does not issue, sponsor, endorse, sell or promote the EWA  MSCI makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  MSCI has no obligation or liability in connection with the operation, marketing or sale of the securities.

The EWA seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Australia market, as represented by the EWA Underlying Index.  The EWA Underlying Index was developed by MSCI to measure the performance of the Australian equity market.  The EWA uses a representative sampling strategy (as described below under “Representative Sampling”) to attempt to track the EWA Underlying Index, and generally does not hold all of the equity securities included in the EWA Underlying Index.  The EWA invests in a representative sample of securities in the EWA Underlying Index, which have a similar investment profile as the EWA Underlying Index.  Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the EWA Underlying Index.  The EWA will generally invest at least 90% of its assets in the securities of the EWA Underlying Index and in depositary receipts representing securities in the EWA Underlying Index.  The Australia Fund will at all times invest at least 80% of its assets in the securities of the EWA Underlying Index or in depositary receipts representing securities in the EWA Underlying Index.  The EWA may invest in other assets in future contracts, other types of options and swaps related to the EWA Underlying Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA.

Representative Sampling

The EWA pursues a “representative sampling” strategy in attempting to track the performance of its EWA Underlying Index, and generally does not hold all of the equity securities included in its EWA Underlying Index. The EWA invests in a representative sample of securities in the EWA Underlying Index, which BFA believes to have a similar investment profile as the EWA Underlying Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of its EWA Underlying Index.

Correlation

The EWA Underlying Index is a theoretical financial calculation, while the EWA is an actual investment portfolio. The performance of the EWA and its EWA Underlying Index will vary somewhat due to transaction costs, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between a Fund’s portfolio and the EWA Underlying Index resulting from legal restrictions (such as diversification requirements that apply to the Fund but not to the EWA Underlying Index) or representative sampling. BFA expects that, over time, the correlation between a Fund’s performance and that of its EWA Underlying Index, before fees and expenses, will be 95% or better. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The EWA, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its EWA Underlying Index in approximately the same proportions as in the EWA Underlying Index.

Industry Concentration Policy

The EWA will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries only to approximately the same extent that its EWA Underlying Index is so concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

FWP-12

Description of the EWA Underlying Index

All information in this free writing prospectus regarding the EWA Underlying Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information.  Such information reflects the policies of, and is subject to change by, MSCI or any of its affiliates (the “EWA Underlying Index sponsor”).  The EWA Underlying Index sponsor owns the copyright and all other rights to the EWA Underlying Index.  The EWA Underlying Index has no obligation to continue to publish, and may discontinue publication of, the EWA Underlying Index.  We do not assume any responsibility for the accuracy or completeness of such information.  Historical performance of the EWA Underlying Index is not an indication of future performance.  Future performance of the EWA Underlying Index may differ significantly from historical performance, either positively or negatively.

The EWA Underlying Index is published by MSCI and is intended to measure the performance of the Australian equity market.  The EWA Underlying Index consists of stocks traded primarily on the Australian Stock Exchange.

The EWA Underlying Index is part of the MSCI Equity Indices series.  MSCI aims to include in its indices 85% of the free float-adjusted market capitalization in each industry sector, within each country included in an index.
Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves:  (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

i.Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:
- Updating the indices on the basis of a fully refreshed Equity Universe.
- Taking buffer rules into consideration for migration of securities across size and style segments.
- Updating FIFs and Number of Shares (“NOS”).

ii.Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:
- Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.
- Allowing for significant moves of companies within the Size Segment Indices, using wider buffer than in the SAIR.
- Reflecting the impact of significant market events on FIFs and updating NOS.

iii.
Ongoing event-related changes.  Changes of this type are generally implemented in the indices as they occur.  Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

FWP-13

Historical Performance of the EWA

The following graph sets forth the historical performance of the EWA based on the weekly historical closing prices from August 5, 2005 through July 30, 2010 (using July 30, 2010 as the weekly historical closing level for July 2010).  The closing price for the EWA on July 30, 2010 was $21.56.  We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical prices of the EWA should not be taken as an indication of future performance, and no assurance can be given as to the EWA closing price on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2005	3/31/2005	$18.27	$16.13	$17.03
4/1/2005	6/30/2005	$18.27	$16.13	$17.68
7/1/2005	9/30/2005	$19.78	$16.88	$19.61
10/3/2005	12/30/2005	$19.71	$17.83	$18.80
1/3/2006	3/31/2006	$20.40	$18.88	$20.01
4/3/2006	6/30/2006	$22.82	$19.09	$20.75
7/3/2006	9/29/2006	$22.02	$19.91	$21.20
10/2/2006	12/29/2006	$24.42	$21.03	$23.90
1/3/2007	3/30/2007	$26.51	$22.35	$25.95
4/2/2007	6/29/2007	$29.16	$25.86	$28.42
7/2/2007	9/28/2007	$31.96	$23.13	$31.77
10/1/2007	12/31/2007	$34.82	$27.60	$28.82
1/2/2008	3/31/2008	$29.18	$23.01	$25.76
4/1/2008	6/30/2008	$30.53	$26.05	$26.69
7/1/2008	9/30/2008	$26.60	$19.30	$20.54
10/1/2008	12/31/2008	$21.00	$10.79	$14.01
1/2/2009	3/31/2009	$14.54	$10.51	$13.39
4/1/2009	6/30/2009	$18.02	$13.24	$16.80
7/1/2009	9/30/2009	$22.81	$15.32	$22.60
10/1/2009	12/31/2009	$24.57	$21.12	$22.84
1/4/2010	3/31/2010	$24.37	$20.04	$23.97
4/1/2010	6/30/2010	$25.13	$18.27	$18.98
7/1/2010*	7/30/2010*	$21.78	$18.56	$21.58

* As of the date of this free writing prospectus available information for the third calendar quarter of 2010 includes data for the period from July 1, 2010 through July 30, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2010.  The closing price of EWA on July 30, 2010 was $21.56.

FWP-14

The iShares® MSCI Canada Index Fund

We have derived all information contained in this free writing prospectus regarding the EWC, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  Such information reflects the policies of, and is subject to change by, iShares.  We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.  Such information reflects the policies of, and is subject to change by, iShares, BTC and BFA.  The EWC is an investment portfolio maintained and managed by iShares® Trust.  BFA is currently the investment adviser to the EWC.  The EWC is an ETF that trades on the NYSE Arca under the ticker symbol “EWC.”

Information provided to or filed with the SEC by iShares pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at www.sec.gov.  Information from outside sources is not incorporated by reference in, and should not be considered a part of, this free writing prospectus or any accompanying prospectus.  We make no representation or warranty as to the accuracy or completeness of such information.

The MSCI Canada Index, which is the underlying index of EWC (“EWC Underlying Index”) is calculated by or on behalf of MSCI Inc. (“MSCI”).  MSCI does not issue, sponsor, endorse, sell or promote the EWC  MSCI makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  MSCI has no obligation or liability in connection with the operation, marketing or sale of the securities.

The EWC seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Canada market, as represented by the EWC Underlying Index.  The EWC Underlying Index was developed by MSCI to measure the performance of the Canadian equity market.  The EWC uses a representative sampling strategy (as described below under “Representative Sampling”) to attempt to track the EWC Underlying Index, and generally does not hold all of the equity securities included in the EWC Underlying Index.  The EWC invests in a representative sample of securities in the EWC Underlying Index, which have a similar investment profile as the EWC Underlying Index.  Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the EWC Underlying Index.  The EWC will generally invest at least 90% of its assets in the securities of the EWC Underlying Index and in depositary receipts representing securities in the EWC Underlying Index.  The EWC will generally invest at least 95% of its assets in the securities of the EWC Underlying Index and in depositary receipts representing securities in the EWC Underlying Index. The EWC will at all times invest at least 90% of its assets in the securities of the EWC Underlying Index or in depositary receipts representing securities in the EWC Underlying Index.  The EWC may invest in other assets in future contracts, other types of options and swaps related to the EWC Underlying Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA.

Representative Sampling

The EWC pursues a “representative sampling” strategy in attempting to track the performance of its EWC Underlying Index, and generally does not hold all of the equity securities included in its EWC Underlying Index. The EWC invests in a representative sample of securities in the EWC Underlying Index, which BFA believes to have a similar investment profile as the EWC Underlying Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of its EWC Underlying Index.

Correlation

The EWC Underlying Index is a theoretical financial calculation, while the EWC is an actual investment portfolio. The performance of the EWC and its EWC Underlying Index will vary somewhat due to transaction costs, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between a Fund’s portfolio and the EWC Underlying Index resulting from legal restrictions (such as diversification requirements that apply to the Fund but not to the EWC Underlying Index) or representative sampling. BFA expects that, over time, the correlation between a Fund’s performance and that of its EWC Underlying Index, before fees and expenses, will be 95% or better. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The EWC, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its EWC Underlying Index in approximately the same proportions as in the EWC Underlying Index.

Industry Concentration Policy

The EWC will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries only to approximately the same extent that its EWC Underlying Index is so concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

FWP-15

Description of the EWC Underlying Index

All information in this free writing prospectus regarding the EWC Underlying Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information.  Such information reflects the policies of, and is subject to change by, MSCI or any of its affiliates (the “EWC Underlying Index sponsor”).  The EWC Underlying Index sponsor owns the copyright and all other rights to the EWC Underlying Index.  The EWC Underlying Index has no obligation to continue to publish, and may discontinue publication of, the EWC Underlying Index.  We do not assume any responsibility for the accuracy or completeness of such information.  Historical performance of the EWC Underlying Index is not an indication of future performance.  Future performance of the EWC Underlying Index may differ significantly from historical performance, either positively or negatively.

The EWC Underlying Index is published by MSCI and is intended to measure the performance of the Canadian equity market.  The EWC Underlying Index consists of stocks traded primarily on the Toronto Stock Exchange.

The EWC Underlying Index is part of the MSCI Equity Indices series.  MSCI aims to include in its indices 85% of the free float-adjusted market capitalization in each industry sector, within each country included in an index.

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves:  (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

i.Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:
- Updating the indices on the basis of a fully refreshed Equity Universe.
- Taking buffer rules into consideration for migration of securities across size and style segments.
- Updating FIFs and Number of Shares (“NOS”).

ii.Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:
- Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.
- Allowing for significant moves of companies within the Size Segment Indices, using wider buffer than in the SAIR.
- Reflecting the impact of significant market events on FIFs and updating NOS.

iii.
Ongoing event-related changes.  Changes of this type are generally implemented in the indices as they occur.  Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

FWP-16

Historical Performance of the EWC

The following graph sets forth the historical performance of the EWC based on the weekly historical closing prices from August 5, 2005 through July 30, 2010 (using July 30, 2010 as the weekly historical closing level for July 2010).  The closing price for the EWC on July 30, 2010 was $26.52.  We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical prices of the EWC should not be taken as an indication of future performance, and no assurance can be given as to the EWC closing price on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2005	3/31/2005	$18.81	$16.16	$17.78
4/1/2005	6/30/2005	$18.47	$16.38	$18.27
7/1/2005	9/30/2005	$21.89	$18.01	$21.58
10/3/2005	12/30/2005	$22.18	$19.03	$21.91
1/3/2006	3/31/2006	$24.07	$22.00	$23.61
4/3/2006	6/30/2006	$25.61	$22.09	$23.69
7/3/2006	9/29/2006	$25.17	$22.79	$23.96
10/2/2006	12/29/2006	$26.43	$22.89	$25.25
1/3/2007	3/30/2007	$26.75	$23.53	$26.15
4/2/2007	6/29/2007	$30.77	$24.65	$29.86
7/2/2007	9/28/2007	$32.98	$26.59	$32.73
10/1/2007	12/31/2007	$36.68	$30.68	$32.12
1/2/2008	3/31/2008	$33.10	$26.40	$30.30
4/1/2008	6/30/2008	$36.21	$30.09	$33.24
7/1/2008	9/30/2008	$33.72	$25.24	$26.34
10/1/2008	12/31/2008	$26.82	$14.12	$17.43
1/2/2009	3/31/2009	$19.07	$13.64	$16.46
4/1/2009	6/30/2009	$23.80	$16.21	$21.42
7/1/2009	9/30/2009	$26.29	$19.55	$25.48
10/1/2009	12/31/2009	$26.92	$23.58	$26.33
1/4/2010	3/31/2010	$28.33	$23.92	$27.89
4/1/2010	6/30/2010	$28.99	$22.75	$24.82
7/1/2010*	7/30/2010*	$26.90	$24.21	$26.66

* As of the date of this free writing prospectus available information for the third calendar quarter of 2010 includes data for the period from July 1, 2010 through July 30, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2010.  The closing price of EWC on July 30, 2010 was $26.52.

FWP-17

The iShares® MSCI Brazil Index Fund

Description of the EWZ

The EWZ seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil Index.

The top 5 industry groups by market capitalization as of 7/30/10 were: Materials, Financials, Energy, Consumer Staples, and Utilities.

For more information about the EWZ, see “The iShares® MSCI Brazil Index Fund” on page US2-32 of the accompanying underlying supplement no. 2.

Historical Performance of the EWZ

The following graph sets forth the historical performance of the EWZ based on the weekly historical closing prices from August 5, 2005 through July 30, 2010 (using July 30, 2010 as the weekly historical closing level for July 2010).  The closing price for the EWZ on July 30, 2010 was $69.83.  We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical prices of the EWZ should not be taken as an indication of future performance, and no assurance can be given as to the EWZ closing price on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2005	3/31/2005	$25.99	$19.85	$22.85
4/1/2005	6/30/2005	$25.18	$21.01	$24.77
7/1/2005	9/30/2005	$33.47	$23.50	$33.30
10/3/2005	12/30/2005	$36.02	$28.81	$33.30
1/3/2006	3/31/2006	$43.19	$33.86	$39.90
4/3/2006	6/30/2006	$46.98	$31.66	$39.14
7/3/2006	9/29/2006	$41.12	$34.99	$38.47
10/2/2006	12/29/2006	$46.96	$38.05	$46.68
1/3/2007	3/30/2007	$49.98	$42.00	$49.17
4/2/2007	6/29/2007	$63.35	$48.85	$61.35
7/2/2007	9/28/2007	$74.72	$46.61	$74.09
10/1/2007	12/31/2007	$87.65	$71.00	$80.70
1/2/2008	3/31/2008	$88.77	$64.00	$77.03
4/1/2008	6/30/2008	$102.20	$77.48	$89.59
7/1/2008	9/30/2008	$88.97	$48.66	$56.57
10/1/2008	12/31/2008	$56.63	$26.64	$34.90
1/2/2009	3/31/2009	$41.03	$31.15	$37.67
4/1/2009	6/30/2009	$58.62	$37.24	$52.97
7/1/2009	9/30/2009	$68.50	$48.03	$67.67
10/1/2009	12/31/2009	$80.92	$65.08	$74.61
1/4/2010	3/31/2010	$78.29	$60.85	$73.66
4/1/2010	6/30/2010	$76.08	$57.20	$61.96
7/1/2010*	7/30/2010*	$70.72	$60.89	$70.38

* As of the date of this free writing prospectus available information for the third calendar quarter of 2010 includes data for the period from July 1, 2010 through July 30, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2010.  The closing price of EWZ on July 30, 2010 was $69.83.

FWP-18

The EWC/EWA/EWZ Basket

The following graph illustrates the hypothetical weekly historical performance of the EWC/EWA/EWZ Basket from August 5, 2005 through July 30, 2010 based on information from Bloomberg Professional® service, if the level of the Basket was made to equal 100 on August 5, 2005.  The hypothetical historical performance reflects the performance the Basket would have exhibited based on (i) the actual historical performance of the Reference Asset Components and (ii) the assumption that no Potential Adjustment Event occurred from August 5, 2005 through July 30, 2010 for any Reference Asset Component.  Neither the hypothetical historical performance of the Basket nor the actual historical performance of the Reference Asset Components should be taken as indications of future performance.

We cannot give you assurance that the performance of the Basket will result in the return of your initial investment.  You may lose up to 90% of your investment.

EVENTS OF DEFAULT AND ACCELERATION

If the securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the securities, you will not be entitled to any additional payments, other than your Principal Amount, with respect to the securities.  The accelerated Maturity Date will be the third business day following the date of acceleration, and on the such accelerated Maturity Date you be entitled to receive $1,000 per $1,000 Principal Amount of securities you hold.

For more information, see “Description of Debt Securities — Events of Default” and “— Events of Default; Defaults” in the prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker dealers or will offer the securities directly to investors.  HSBC Securities (USA) Inc. proposes to offer the securities at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of up to 1.00%, or  $10.00, per $1,000 Principal Amount of securities.

An affiliate of HSBC has paid or may pay in the future an amount to broker dealers in connection with the costs of the continuing implementation of systems to support these securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.

FWP-19

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special  U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a security as a pre-paid forward or other executory contract with respect to the Reference Asset.  Pursuant to this approach and subject to the discussion below regarding “constructive ownership transactions,” we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”) contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain.  In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the Reference Asset Components). Under the “constructive ownership” rules, if an investment in the securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security).

Although the matter is not clear, there exists a risk that an investment in the securities will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether the issuer of any stock owned by one or more of the Reference Asset Components would be treated as a “passive foreign investment company,” within the meaning of Section 1297 of the Code.  In the event that the issuer of any stock owned by one or more of the Reference Asset Components were treated as a passive foreign investment company, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the issuers of stock owned by the Reference Asset Components and consult your tax advisor regarding the possible consequences to you in the event that one or more issuers of stock owned by one or more of the Reference Asset Components is or becomes a passive foreign investment company.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-20

TABLE OF CONTENTS
You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement no. 2, product supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, any accompanying underlying supplement no. 2, product supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, any accompanying underlying supplement no. 2, product supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, any accompanying underlying supplement no. 2, product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Buffered Accelerated Market
Participation Securities

August 3, 2010

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment at Maturity	FWP-6
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-10
Information Relating to the Reference Asset	FWP-12
Events of Default and Acceleration	FWP-19
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-19
Certain U.S. Federal Income Tax Considerations	FWP-20
Underlying Supplement No. 2
Risk Factors	US2-1
The DIAMONDS® Trust, Series 1	US2-7
The POWERSHARES QQQ TRUSTSM, SERIES 1	US2-9
The iShares® MSCI Mexico Investable Market Index Fund	US2-13
The iShares® MSCI Brazil Index Fund	US2-15
The iShares® MSCI Emerging Markets Index Fund	US2-17
The iShares® MSCI EAFE Index Fund	US2-20
The SPDR Trust Series 1	US2-23
The Market Vectors Gold Miners ETF	US2-26
The Oil Service HOLDRSSM Trust	US2-30
The iShares® Dow Jones U.S. Real Estate Index Fund	US2-32
The iShares® FTSE/Xinhua China 25 Index Fund	US2-36
The iShares® S&P Latin America 40 Index Fund	US2-39
The Financial Select Sector SPDR® Fund	US2-42
The Semiconductor HOLDRSSM Trust	US2-46
The iShares® Dow Jones Transportation Average Index Fund	US2-48
The Energy Select SPDR® Fund	US2-50
The Health Care Select SPDR® Fund	US2-53
Other Components	US2-56
Additional Terms of the Notes	US2-56
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59